CUSTODIAN AGREEMENT

This Custodian Agreement, first entered into as of October 1, 2005 ("Agreement"), is by and between Ameriprise Trust Company, a corporation organized under the laws of the state of Minnesota with its principal place of business at Minneapolis, Minnesota ("Custodian"), and the Corporations and Trusts ("Registrants") listed in Schedule A, each on behalf of its underlying series (the terms "Fund" or "Funds" are used to refer to either the Registrants or the underlying series as context requires). The Fund and the Custodian are collectively referred to as the "parties."

WHEREAS, the Fund desires that its securities and cash be hereafter held and administered by the Custodian pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian agree as follows:

Section 1. Definitions
The word "securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of the Fund, notes, bonds, debentures, evidences of indebtedness, options to buy or sell stocks or stock indexes, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations and any evidence of any right or interest in or to any cash, property or assets and any interest or instrument commonly known as a security. In addition, for the purpose of this Agreement, the word "securities" also shall include other instruments in which the Fund may invest including currency forward contracts and commodities such as interest rate or index futures contracts, margin deposits on such contracts or options on such contracts.

The words "custodian order" shall mean a request for direction, including a computer printout directed to the Custodian and signed in the name of the Fund on behalf of the Fund by any individual designated in the current certified list referred to in Section 2.

The word "facsimile" shall mean an exact copy or likeness, which is electronically transmitted for instant reproduction.

Section 2. Names, Titles and Signatures of Authorized Persons

The Fund will certify to the Custodian the names and signatures of its present officers and other designated persons authorized on behalf of the Fund to direct the Custodian by custodian order as herein before defined. The Fund agrees that whenever any change occurs in this list it will provide to the Custodian a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund as having been duly adopted by the Fund's board of directors (the "Board") or the Executive Committee of the Board designating those persons currently authorized on behalf of the Fund to direct the Custodian by custodian order. Upon the Custodian's receipt of such a certified resolution (to be accompanied by specimen signatures of the designated persons), the persons so designated in such resolution shall constitute the current certified list. The Custodian is authorized to rely and act upon the names and signatures of the individuals as they appear in the most recent list from the Fund which has been delivered to the Custodian as herein above provided.

Section 3. Use of Subcustodians

The Custodian may make arrangements, where appropriate, with other banks having not less than two million dollars aggregate capital, surplus and undivided profits for the custody of securities. Any such bank selected by the Custodian to act as subcustodian shall be deemed to be the agent of the Custodian.

The Custodian also may enter into arrangements for the custody of securities entrusted to its care through foreign branches of U.S. banks; through foreign banks, banking institutions or trust companies; through foreign subsidiaries of U.S. banks or bank holding companies; or through foreign securities depositories or clearing agencies (hereinafter also called, collectively, the "Foreign Subcustodian") or indirectly through an agent, established under the first paragraph of this section, if and to the extent permitted by Section 17(f) of the Investment Company Act of 1940 (the "1940 Act") and the rules promulgated by the Securities and Exchange Commission (the "SEC") thereunder, or any "no-action" letter received from the staff of the SEC. To the extent the existing provisions of the Agreement are consistent with the requirements of such section, rules, order or no-action letter, they shall apply to all such foreign custodianships. To the extent such provisions are inconsistent with or additional requirements are established by such section, rules, order or no-action letter, the requirements of such section, rules, order or no-action letter will prevail and the parties will adhere to such requirements; provided, however, in the absence of notification from the Fund of any changes or additions to such requirements, the Custodian shall have no duty or responsibility to inquire as to any such changes or additions.

                                                                          Page 3
Section 4. Receipt and Disbursement of Money

(1) The Custodian shall open and maintain a separate account or accounts in the name of the Fund or cause its agent to open and maintain such account or accounts subject only to checks, drafts or directives by the Custodian pursuant to the terms of this Agreement. The Custodian or its agent shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. The Custodian or its agent shall make payments of cash to or for the account of the Fund from such cash only:

     (a) for the purchase of securities for the portfolio of the Fund upon the receipt of such securities by the Custodian or its agent unless otherwise instructed on behalf of the Fund;

     (b) for the purchase or redemption of shares of capital stock of the Fund;

     (c) for the payment of interest, dividends, taxes, management fees, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

     (d) for payment of distribution fees, commissions, or redemption fees, if any;

     (e) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by, or to be delivered to, the Custodian;

     (f) for payments in connection with the return of securities loaned by the Fund upon receipt of such securities or the reduction of collateral upon receipt of proper notice;

     (g)    for payments for other proper corporate purposes; or

     (h)    upon the termination of this Agreement.

     Before making any such payment for the purposes permitted under these items
     (a), (b), (c), (d), (e), (f) or (g) of paragraph (1) of this section, the Custodian shall receive and may rely upon a custodian order directing such payment and stating that the payment is for such a purpose permitted under these items (a), (b), (c), (d), (e), (f) or (g) or, where appropriate, a trade affirmation report, and that in respect to item (g), a copy of a resolution of the Board or of the Executive Committee signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is made. Notwithstanding the above, for the purposes permitted under items (a) or (f) of paragraph (1) of this section, the Custodian may rely upon a facsimile order.

(2) The Custodian is hereby appointed the attorney-in-fact of the Fund to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund and drawn on or to the order of the Funds and to deposit same to the account of the Fund pursuant to this Agreement.

Section 5. Receipt of Securities

Except as permitted by the second paragraph of this section, the Custodian or its agent shall hold in a separate account or accounts, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for the account of the Fund. The Custodian shall record and maintain a record of all certificate numbers. Securities so received shall be held in the name of the Fund, in the name of an exclusive nominee duly appointed by the Custodian or in bearer form, as appropriate.

Subject to such rules, regulations or guidelines as the SEC may adopt, the Custodian may deposit all or any part of the securities owned by the Fund in a "securities depository" which includes any system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC under the Securities Exchange Act of 1934, or such other person as may be permitted by the SEC, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

All securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Section 6 of this Agreement.

Section 6. Transfer, Exchange, and Delivery of Securities

The Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it or its agent hereunder only:

     (a) for sales of such securities for the account of the Fund, upon receipt of payment therefore;

     (b) when such securities are called, redeemed, retired or otherwise become payable;

     (c) for examination upon the sale of any such securities in accordance with "street delivery" custom which would include delivery against interim receipts or other proper delivery receipts;

     (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

     (e) for the purpose of exchanging interim receipts or temporary certificates for permanent certificates;

     (f) upon conversion of such securities pursuant to their terms into other securities;

     (g) upon exercise of subscription, purchase or other similar rights represented by such securities;

     (h)    for loans of such securities by the Fund upon receipt of collateral;
            or

     (i)    for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (a), (b), (c), (d),
(e), (f), (g) and (h), securities or cash received in exchange therefore shall be delivered to the Custodian, its agent, or to a securities depository. Before making any such transfer, exchange or delivery, the Custodian shall receive a custodian order or a facsimile from the Fund requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under Section 6, or, where appropriate, a trade affirmation report, (whenever a facsimile is utilized, the Fund will also deliver an original signed custodian order) and, in respect to item (i), a copy of a resolution of the Board or of the Executive Committee of the Board signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the securities, setting forth the purpose for which such payment, transfer, exchange or delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such transfer, exchange or delivery of such securities shall be made.

Section 7. Custodian's Acts Without Instructions

Unless and until the Custodian receives a contrary custodian order from the Fund, the Custodian shall or shall cause its agent to:

     (a) present for payment all coupons and other income items held by the Custodian or its agent for the account of the Fund which call for payment upon presentation and hold all cash received by it upon such payment for the account of the Fund;

     (b) present for payment all securities held by it or its agent which mature or when called, redeemed, retired or otherwise become payable;

     (c) ascertain all stock dividends, rights and similar securities to be issued with respect to any securities held by the Custodian or its agent hereunder, and to collect and hold for the account of the Fund all such securities; and

     (d) ascertain all interest and cash dividends to be paid to security holders with respect to any securities held by the Custodian or its agent, and to collect and hold such interest and cash dividends for the account of the Fund.

Section 8. Voting and Other Action

Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Fund. The Custodian shall promptly deliver to the Fund all notices, proxies and proxy soliciting materials with relation to such securities such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund) but without indicating the manner in which such proxies are to be voted.

The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or ITS agents) making the tender or exchange offer.

Section 9. Transfer Taxes

The Fund shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers resulting from the termination of this Agreement. The Custodian shall execute such certificates in connection with securities delivered to it under this Agreement as may be required, under any applicable law or regulation, to exempt from taxation any transfers and/or deliveries of any such securities which may be entitled to such exemption.

Section 10. Custodian's Reports

The Custodian shall, on behalf of the Fund, furnish the Fund as of the close of business each day a statement showing all transactions and entries for the account of the Fund. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement and securities held hereunder by the Custodian shall be open to inspection and audit by officers of the Fund, internal auditors employed by the Fund's investment adviser, and independent auditors employed by the Fund. The Custodian shall furnish the Fund in such form as may reasonably be requested by the Fund a report, including a list of the securities held by it in custody for the account of the Fund, and identification of any subcustodian and identification of such securities held by such subcustodian, as of the close of business of the last business day of each month, which shall be certified by a duly authorized officer of the Custodian. It is further understood that additional reports may from time to time be requested by the Fund. Should any report ever be filed with any governmental authority pertaining to lost or stolen securities, the Custodian will concurrently provide the Fund with a copy of that report.

The Custodian also shall furnish such reports on its systems of internal accounting control as the Fund may reasonably request from time to time.

Section 11. Concerning Custodian

For its services hereunder the Custodian shall be paid such compensation as set forth under Schedule B.

The Custodian shall not be liable for any action taken in good faith upon any custodian order or facsimile herein described, trade affirmation report, or certified copy of any resolution of the Board or of the Executive Committee of the Board, and may rely on the genuineness of any such document which it may, in good faith, believe to have been validly prepared or executed.

The Fund, on behalf of the Fund, agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefore.

The Custodian shall maintain a standard of care equivalent to that which would be required of a bailee for hire and shall not be liable for any loss or damage to the Fund resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of an agent, unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any agent.

Section 12. Termination and Amendment of Agreement

The Fund and the Custodian mutually may agree from time to time in writing to amend, to add to, or to delete from, any provision of this Agreement.

The Custodian may terminate this Agreement by giving the Fund ninety days' written notice of such termination by registered mail addressed to the Fund at its principal place of business.

The Fund may terminate this Agreement at any time by written notice thereof delivered, together with a copy of the resolution of the Board authorizing such termination and certified by the Secretary of the Fund, by registered mail to the Custodian.

Upon such termination of this Agreement, assets of the Fund held by the Custodian shall be delivered by the Custodian to a successor custodian, if one has been appointed by the Fund, upon receipt by the Custodian of a copy of the resolution of the Board certified by the Secretary, showing appointment of the successor custodian, and provided that such successor custodian is a bank or trust company, organized under the laws of the United States or of any State of the United States, having not less than two million dollars aggregate capital, surplus and undivided profits. Upon the termination of this Agreement as a part of the transfer of assets, either to a successor custodian or otherwise, the Custodian will deliver securities held by it hereunder, when so authorized and directed by resolution of the Board, to a duly appointed agent of the successor custodian or to the appropriate transfer agents for transfer of registration and delivery as directed. Delivery of assets on termination of this Agreement shall be effected in a reasonable, expeditious and orderly manner; and in order to accomplish an orderly transition from the Custodian to the successor custodian, the Custodian shall continue to act as such under this Agreement as to assets in its possession or control. Termination as to each security shall become effective upon delivery to the successor custodian, its agent, or to a transfer agent for a specific security for the account of the successor custodian, and such delivery shall constitute effective delivery by the Custodian to the successor under this Agreement.

In addition to the means of termination herein before authorized, this Agreement may be terminated at any time by the vote of a majority of the outstanding shares of the Fund and after written notice of such action to the Custodian.

Section 13. General

Nothing expressed or mentioned in or to be implied from any provision of this Agreement is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

This Agreement shall be governed by the laws of the State of Minnesota.

This Agreement supersedes all prior agreements between the parties.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

------------------------------------------------------------ ---------------------------------------------------------
AXP Dimensions Series, Inc.                                  AXP Selected Series, Inc.
AXP Discovery Series, Inc.                                   AXP Stock Series, Inc.
AXP Equity Series, Inc.                                      AXP Strategy Series, Inc.
AXP Global Series, Inc.                                      AXP Variable Portfolio Income Series, Inc.
AXP Government Income Series, Inc.                           AXP Variable Portfolio Investment Series, Inc.
AXP Growth Series, Inc.                                      AXP Variable Portfolio Managed Series, Inc.
AXP International Series, Inc.                               AXP Variable Portfolio Money Market Series, Inc.
AXP Investment Series, Inc.                                  AXP Variable Portfolio Partners Series, Inc.
AXP Managed Series, Inc.                                     AXP Variable Portfolio Select Series, Inc.
AXP Market Advantage Series, Inc.                            Growth Trust
AXP Money Market Series, Inc.                                Growth & Income Trust
AXP Partners International Series, Inc.                      Income Trust
AXP Partners Series, Inc.                                    World Trust
AXP Sector Series, Inc.
------------------------------------------------------------ ---------------------------------------------------------


By: /s/ Leslie L. Ogg
    --------------------
        Leslie L. Ogg
        Vice President

AMERIPRISE TRUST COMPANY


By: /s/ Chandrakant A. Patel
    -------------------------
        Chandrakant A. Patel
        Vice President

                                   Schedule A
                                      Funds

Each a Minnesota corporation, except, Growth Trust, Growth & Income Trust, Income Trust and World Trust, which are Massachusetts business trusts.

AXP Dimensions Series, Inc.                                        AXP Partners International Series, Inc.
     RiverSource New Dimensions Fund**                                  RiverSource International Aggressive Growth Fund
AXP Discovery Series, Inc.                                              RiverSource International Equity Fund
     RiverSource Core Bond Fund                                         RiverSource International Select Value Fund
     RiverSource Discovery Fund                                         RiverSource International Small Cap Fund
     RiverSource Income Opportunities Fund                         AXP Partners Series, Inc.
     RiverSource Inflation Protected Securities Fund                    RiverSource Aggressive Growth Fund
     RiverSource Limited Duration Bond Fund                             RiverSource Fundamental Value Fund
AXP Equity Series, Inc.                                                 RiverSource Fundamental Growth Fund
     RiverSource Mid Cap Growth Fund                                    RiverSource Select Value Fund
AXP Global Series, Inc.                                                 RiverSource Small Cap Equity Fund
     RiverSource Global Bond Fund**                                     RiverSource Small Cap Value Fund
     RiverSource Global Technology Fund**                               RiverSource Value Fund
     RiverSource Emerging Markets                                  AXP Sector Series, Inc.
     Fund**                                                             RiverSource Dividend Opportunity Fund
     RiverSource Global Balanced Fund                                   RiverSource Real Estate Fund
     RiverSource Global Equity Fund**                              AXP Selected Series, Inc.
AXP Growth Series, Inc.                                                 RiverSource Precious Metals Fund
     RiverSource Growth Fund**                                     AXP Stock Series, Inc.
     RiverSource Large Cap Equity Fund                                  RiverSource Stock Fund*
     RiverSource Large Cap Value Fund                              AXP Strategy Series, Inc.
     RiverSource Disciplined Equity Fund                                RiverSource Equity Value Fund
AXP Government Income Series, Inc.                                      RiverSource Small Cap Growth Fund
     RiverSource Short Duration U.S. Government                         RiverSource Small Cap Advantage Fund
     Fund**                                                             RiverSource Strategy Aggressive Fund
     RiverSource U.S. Government Mortgage Fund                     AXP VP Income Series, Inc.
AXP International Series, Inc.                                          RiverSource VP Core Bond Fund
     RiverSource European Equity Fund                                   RiverSource VP Diversified Bond Fund
     RiverSource International Opportunity Fund                         RiverSource VP Global Bond Fund
AXP Investment Series, Inc.                                             RiverSource VP High Yield Bond Fund
     RiverSource Diversified Equity Income Fund**                       RiverSource VP Income Opportunities Fund
     RiverSource Mid Cap Value Fund                                     RiverSource VP Global Inflation Protected
     RiverSource Balanced Fund**                                          Securities Fund
AXP Managed Series, Inc.                                                RiverSource VP Short Duration U.S. Government
     RiverSource Strategic Allocation Fund**                              Fund
AXP Market Advantage Series, Inc.                                  AXP VP Investment Series, Inc
     RiverSource Portfolio Builder Conservative Fund*                  RiverSource VP Mid Cap Growth Fund
     RiverSource Portfolio Builder Moderate Conservative Fund*         RiverSource VP Growth Fund
     RiverSource Portfolio Builder Moderate Fund*                      RiverSource VP Large Cap Equity Fund
     RiverSource Portfolio Builder Moderate Aggressive Fund*           RiverSource VP Large Cap Value Fund
     RiverSource Portfolio Builder Aggressive Fund*                    RiverSource VP Mid Cap Value Fund
     RiverSource Portfolio Builder Total Equity Fund*                  RiverSource VP New Dimensions Fund
     RiverSource Small Company Index Fund                              RiverSource VP S&P 500 Index Fund
     RiverSource S&P 500 Index Fund                                    RiverSource VP Small Cap Advantage Fund
AXP Money Market Series, Inc.                                          RiverSource VP Strategy Aggressive Fund
     RiverSource Cash Management Fund                                  RiverSource VP Emerging Markets Fund
                                                                       RiverSource VP International Opportunity Fund

AXP VP Managed Series, Inc.
    RiverSource VP Diversified Equity Income Fund
    RiverSource VP Balanced Fund
AXP VP Money Market Series, Inc.
    RiverSource VP Cash Management Fund
AXP VP Partners Series, Inc.
    RiverSource VP Select Value Fund
    RiverSource VP Small Cap Value Fund
AXP VP Select Series, Inc.
    RiverSource VP Core Equity Fund

Preferred Master Trusts

Growth Trust
   Growth Portfolio
   Growth Trends Portfolio
Growth & Income Trust
   Equity Income Portfolio
   Balanced Portfolio
   Equity Portfolio
   Total Return Portfolio
Income Trust
   Government Income Portfolio
World Trust
   Emerging Markets Portfolio
   World Growth Portfolio
   World Income Portfolio
   World Technologies Portfolio

----------------------------------------------------
* A fund-of-funds.  See Addendum A.
** Part of a master-feeder structure.  See Addendum B.

                                   Schedule B
                             Quarterly Fee Schedule

------ --------------------------------------------------------------- --------------------------------------
1.     Annual Maintenance Charge per Account (Total market value       $0.05 per $1,000 for assets under
       inclusive of domestic & international assets)                   custody, Fund complex-wide

                                                                       $0.025 per $1,000 for assets under
                                                                       custody, Fund complex-wide over $100
                                                                       billion

       Minimum per portfolio per quarter                               $1,000.00

------ --------------------------------------------------------------- --------------------------------------
2.     Transaction Charges
       (only for transactions settled by the Custodian)

                Debt/Equity Issue                                      $15.00 per transaction

                Commercial Paper (physical)                            $40.00 per transaction

                Commercial Paper (DTC eligible)                        $15.00 per transaction

------ --------------------------------------------------------------- --------------------------------------
3.     Securities Loan:
         a.     DTC Receive/Deliver                                    $15.00 per transaction
         b.     Physical Receiver/Deliver                              $15.00 per transaction
         c.     Exchange Collateral                                    $15.00 per transaction

       Options                                                         $15.00 per transaction

       Futures - Movement of Margin Collateral                         $15.00 per transaction

       Index Funds - All transactions except physical commercial       $10.00 per transaction
       paper

       A transaction consists of the receipt or withdrawal of securities and commercial paper and/or change in the security position

------ --------------------------------------------------------------- --------------------------------------
3.     Out-of-Pocket Charges - included but not limited to:            Postage
                                                                       Wire Charges
                                                                       Telephone
                                                                       Transfer Fees
                                                                       Insurance
                                                                       Attorney's Fees
                                                                       Courier Service
                                                                       BONY Sub-Custody Fees
------ --------------------------------------------------------------- --------------------------------------

                                   ADDENDUM A
                                 Funds of Funds

                RiverSource Portfolio Builder Conservative Fund
                RiverSource Portfolio Builder Moderate Conservative Fund RiverSource Portfolio Builder Moderate Fund
                RiverSource Portfolio Builder Moderate Aggressive Fund RiverSource Portfolio Builder Aggressive Fund
                RiverSource Portfolio Builder Total Equity Fund

Each of the Funds listed above acknowledges that, so long as the Fund operates as a "fund of funds", the only assets held by the Fund will be shares of underlying American Express Funds, short-term securities and government securities. The Fund agrees that the Custodian is entitled to rely upon RiverSource Investments, LLC for an accounting of the number of shares of underlying funds held, purchased or redeemed by the Fund and to delegate to RiverSource Investments responsibility for reporting to the Fund.

                                   ADDENDUM B
                               Master-Feeder Funds

RiverSource Diversified Equity Income       RiverSource New Dimensions Fund
  Fund                                      RiverSource Short Duration U.S.
RiverSource Global Bond Fund                  Government Fund
RiverSource Global Technology Fund          RiverSource Stock Fund
RiverSource Growth Fund                     RiverSource Emerging Markets Fund
RiverSource Strategic Allocation Fund       RiverSource Global Equity Fund
RiverSource Balanced Fund








Each of the Funds listed above acknowledges that, so long as the Fund invests all of its assets in a corresponding portfolio of a master trust, the only assets held by the Fund will be units of the corresponding portfolio of the master trust. The Fund agrees that the Custodian is entitled to rely upon RiverSource Investments for an accounting of the number of units held, purchased or redeemed by the Fund and to delegate to RiverSource Investments responsibility for all reporting to the Fund. RiverSource Investments agrees to indemnify and hold harmless the Custodian from all claims and liabilities incurred or assessed against the Custodian in connection with the accounting for and reporting to the Fund by RiverSource Investments.